Exhibit 10.25

                              ARTICLES OF AGREEMENT

                                     between

                                GREENSTEEL, INC.

                                       and

                        THE CARPENTERS' DISTRICT COUNCIL
                             OF WESTERN PENNSYLVANIA

                                     of the

             UNITED BROTHERHOOD OF CARPENTERS AND JOINERS OF AMERICA
                                     AFL-CIO

                                  on behalf of

                                LOCAL UNION 2240

              February 29, 1996 to and including February 28, 1999

                                TABLE OF CONTENTS

Preamble..................................................................Page 3

Article 1. Union Security.................................................Page 4

Article 2. Recognition....................................................Page 5

Article 3. Probation Period...............................................Page 6

Article 4. Check Off......................................................Page 7

Article 5. Management Clause..............................................Page 8

Article 6. Declaration of Principles......................................Page 9

Article 7. Wage Rates.................................................Page 10/11

Article 8. General Provisions............................................Page 12

Article 9. Holidays......................................................Page 13

Article 10. Vacations..............................................Page 14/15/16

Article 11. Hospital/Insurance...........................................Page 17

Article 12. Pension......................................................Page 18

Article 13. Death Leave..................................................Page 19

Article 14. Jury Duty....................................................Page 20

Article 15. Armed Services...............................................Page 21

Article 16. Leave of Absence.............................................Page 22

Article 17. Hours of Employment..........................................Page 23

Article 18. Shifts....................................................Page 24/25

Article 19. Overtime.....................................................Page 26

Article 20. Repair Work..................................................Page 27

Article 21. Pay Period...................................................Page 28

Article 22. Safety and Health............................................Page 29

Article 23. Seniority and Transfers................................Page 30/31/32

Article 24. Grievance and Arbitration.................................Page 33/34

Article 25. Truck Drivers................................................Page 35

Article 26. Union Representative.........................................Page 36

Article 27. Work Rules...................................................Page 37

Article 28. Union Label..................................................Page 38

Article 29. Stewards.....................................................Page 39

Article 30. Termination Clause...........................................Page 40

Article 31. Profit Sharing Program....................................Page 41/42

Article 32. Business Review Council......................................Page 43

Signature Page...........................................................Page 44

EXHIBIT A - CHECK OFF....................................................Page 45

EXHIBIT B - HOSPITALIZATION..................................Page 46/47/48/49/50

EXHIBIT C - PENSION......................................................Page 51

EXHIBIT D - WORK RULES..........................................Page 52/53/54/55

Memorandum of Understanding..............................................Page 56

                                    PREAMBLE

This contract made this 29th day of February, 1996 by and between the CARPENTERS' DISTRICT COUNCIL OF WESTERN PENNSYLVANIA, OF THE UNITED BROTHERHOOD OF CARPENTERS AND JOINERS OF AMERICA, AFL-CIO, or its successors and assigns, (hereinafter referred to as the "Union"), and GREENSTEEL, INC., or its successors and assigns, (hereinafter referred to as the "Company"), for the purpose of establishing wages and other conditions of employment to govern both parties at the Dixonville Plant.

If the ownership and/or management of the employer should change, this agreement will be recognized in its present form by the new party.

                                   ARTICLE 1.
                                 UNION SECURITY

     1.1. The employer agrees that in the hiring of employees, there shall be no discrimination against applicants because of membership or non-membership in the Union and each employee shall become and remain a paid-up member in good standing of the said Union on or after the 31st working day after the effective date of this agreement as specified in the Federal Labor Management Relations Act of 1947, as amended, or after completion of the probationary period as outlined in Article 3 of this agreement.

     1.2. For the purpose of this Article, all production employees employed at the Dixonville Plant, Greensteel, Inc., shall be considered a member of the Union in good standing by payment of all monthly dues, initiation fees and assessments uniformly required of all members.

     1.3. An employee who fails to tender the regular dues and initiation fees to the Union shall, upon written notice from the Union, be discharged as an employee, providing the employee has been given at least thirty (30) calendar days to correct the situation.

                                   ARTICLE 2.
                                   RECOGNITION

     2.1. The employer recognizes the Union as the sole collective bargaining agent for hours, wages and other conditions of employment for all production and truck drivers and further agrees that the employees shall perform all the work coming under the Union's jurisdiction.

                                   ARTICLE 3.
                               PROBATIONARY PERIOD

     3.1. New employees shall be hired on probation for a period of thirty (30) working days plus an additional period of thirty (30) working days, if the same is requested by the Company. The Company will notify the Shop Steward, in writing, when the additional thirty (30) days are needed. During this period, the Employer shall have the right to terminate his/her employment for any reason. When a probationary employee is laid off before completion of his/her probationary period and later recalled, the employee will be given credit for previous hours worked. If retained, said employee shall be paid in accordance with this Contract and receive all other benefits, rights and privileges contained within this Contract with seniority commencing with the original date of hire.

     3.2. In the event the Company hires students or teachers for temporary work, said employees may work on a permit issued by the Local Union for a period not to exceed four (4) months and the Company agrees to deduct the amount specified by the Local Union for said permit out of each employee's pay upon written authorization and turn over said deductions to the Financial Secretary of the Local Union.

     3.3. For Saturday and Sunday work, bargaining unit employees shall first be given the option to work before temporary (as outlined in 3.2) or probationary employees. The term bargaining unit employee as used in this agreement shall exclude probationary and temporary employees.

                                   ARTICLE 4.
                                    CHECK-OFF

     4.1. The Company shall check-off monthly dues, assessments and initiation fees as designated by the Union as membership dues in the Union, only on the basis of individually signed, voluntary check-off authorization forms, agreed to by the Company and the Union.

     4.2. Deductions on the basis of authorization forms submitted to the Company shall commence with respect to dues for the month in which the Company receives such authorization forms. Dues for a given month shall be deducted from the first pay closed and calculated in the succeeding month.

     4.3. The Company shall turn over all of said deductions to the Financial Secretary of Local Union 2240 on or about the 15th day following the date the deductions were made.

     4.4. Such remittance shall be accompanied by an itemized statement showing the name of such employees and the amount checked-off for monthly dues or initiation fees. The Company will continue to notify the Local of changes in employee status which may affect the collectability of dues. Authorization forms are to be furnished by the Union. The Union will be responsible for dues collection from members off of work due to extended illness or lack of work.

     4.5. In cases of vacation, sickness or earnings insufficient to cover deduction of dues, the dues shall be deducted from the next pay in which there are sufficient earnings, or a double deduction may be made from the first pay of the following month, provided however, that the accumulation of dues shall be limited to two (2) months.

     4.6. It is understood that the words "dues, assessments and initiation fees" shall be limited to regular union dues, regular Union initiation fees and Unionwide assessments adopted in accordance with the Union Constitution.

     4.7. The Union shall indemnify and save the Company harmless against any and all claims, demands, suits or other forms of liability that shall arise out of, or by reason of, action taken or not taken by the Company for the purpose of complying with any of the provisions of this Article, or in reliance of any list, notice or assignment furnished under any such provisions.

     4.8. The foregoing provisions shall be effective in accordance and consistent with applicable provisions of Federal and Pennsylvania Laws.

                                   ARTICLE 5.
                                MANAGEMENT CLAUSE

     5.1. The Company retains the sole and exclusive right to manage the business and all operations and to direct the working forces.

     5.2. The right to manage the business and all operations and to direct the working forces shall include the right to hire, promote, assign, schedule, suspend or discharge for just cause, or to transfer, modify, add to, or discontinue use of equipment and facilities or any of the operations and the manufacture of any products as economic conditions warrant, provided that any action by the Company under this provision shall not be used for the purpose of discrimination against any member of the Union.

                                   ARTICLE 6.
                            DECLARATION OF PRINCIPLES

     6.1. The Employer and the Union hereby adopt the following principles as an absolute basis for this Contract:

     (a) There shall be no limitation as to the amount of work an employee shall perform during the working day.

     (b) There shall be no restriction of the use of any approved machinery or tools when furnished by the Company.

     (c) Employees can be discharged for just cause only and shall not be discriminated against because of age, race, sex, color, creed, national origin and/or union activities.

     (d) The parties hereto agree to comply with TITLE VII of the Civil Rights Act of 1964, and all other applicable Federal and State Laws pertaining to non-discriminatory practice in employment.

     (e) Both parties hereby agree to take affirmative action to provide equal employment opportunity without regard to race, creed, color or national origin. This obligation includes, but is not limited to the following: hiring, placement, up-grading, transfer, or demotion, recruitment, advertising, or solicitation for employment, or other forms of compensation, selection for training including apprenticeship, layoff or termination.

     (f) The Union and Employer agree to make any changes required as a reasonable accommodation to employ or continue to employ an otherwise qualified individual with a disability pursuant to the Americans with Disabilities Act
(ADA). The Employer agrees on a case by case basis, to notify the Union by writing in advance so that a meeting can be held for a discussion on each case. Items that are identified as confidential by law will not be discussed.

                                   ARTICLE 7.
                                   WAGE RATES

     7.1. It is mutually agreed the following wage rates be established as to the dates indicated for employees hired prior to February 29, 1996:

                                            2/29/96          5/1/96
                                            -------          ------
Group I Assistant Foreperson                $11.80           $10.00
Group II Group Leader

Group III Leadperson                        $11.30           $10.00
Group IV Fabricator                         $11.00           $10.00
Group V Truck Driver                        $12.60           $10.00

Employees may be paid over negotiated rate because of merit increases.

     7.2. It is also agreed the following wage rates shall be paid for full time employees hired on or after February 29, 1996:

                 GROUP IV                      GROUP V
                 --------                      -------
                  $7.08                         $9.68


     Wage rates for permit issued employees: The applicable minimum wage.

     7.3. All employees not covered by Section 1 of Article 7, listed above, shall be included in the rates established for new employees governed by length of service.

     7.4. Employees assigned to a higher rate classification, shall receive the rate established for that classification while assigned.

     7.5. It is agreed at least fifteen (15%) per cent of the permanent employees be classified as Leadpersons and that Management shall use discretion to maintain a sufficient number of Assistant Forepersons to insure an efficient operation of the business.

ARTICLE 7 WAGE RATES Continued.

     7.6. Currently there exists the following departments in the plant:

     1.  Casework
     2.  Ready Frame
     3.  Cork Room
     4.  Saw Room
     5.  Shear Room
     6.  Lamination
     7.  Special Items
     8.  Paint Shop
     9.  Shipping/Crating/Trim Room
     10. Millwork

     The list of departments shall not limit the company's right to add, combine or eliminate departments as the Company determines necessary.

                                   ARTICLE 8.
                               GENERAL PROVISIONS

     8.1. All reference to employees in this agreement designates both sexes and whenever the male gender is used, it shall be construed to mean male and female employees.

     8.2. There shall be no set limitation as to the amount of work an individual shall perform during his work day.

     8.3. There shall be no restriction of the use of any approved machinery or tools when furnished by the Employer.

     8.4. No unauthorized person shall have the right to interfere with working employees during working hours.

     8.5. The Foreperson shall be selected by, and be the Agent of, the Employer and shall comply with terms and conditions of this agreement.

     8.6. All employees, including supervisors, shall refrain from using abusive language toward other employees.

     8.7. During the life of this contract or any extension thereof, the Union shall not cause nor participate in, nor permit any slow-down or any interference or any similar interference with production. Nor shall it cause nor participate in or permit any strike, work stoppage or other cessation of the work. The Company agrees that it will not, at any time, participate in any lockouts.

     8.8. The Union and Company recognize that all issues cannot be addressed in any agreement. In the event that issues arise during this agreement, not covered by the contract language, discussion to address and resolve these issues will be held upon the request of either party.

                                   ARTICLE 9.
                                    HOLIDAYS

     9.1. Holidays that come under the scope of this agreement are:

New Year's Day          Fourth of July           Day After Thanksgiving
Good Friday             Labor Day                First Day of PA Antlered Deer
Memorial Day            Thanksgiving Day         Christmas Day
                                                 (2) Personal Days

     All bargaining employees covered by this Agreement for the above listed holidays, shall receive time off unpaid for holiday leave.

     9.2. Holidays falling on Saturday will be celebrated on the Friday before the holiday. Holidays falling on Sunday shall be celebrated on the Monday after the holiday.

     9.3. Employees who work on any of the above listed holidays shall be compensated for time worked at two (2) times his/her regular straight time hourly rate.

     9.4. If an unpaid holiday occurs during an employee's vacation period, the employees may elect to take an additional unpaid vacation day.

     9.5. All unpaid holiday hours shall be considered as time worked for the purpose of computing overtime pay.

     9.6. An employee will not be required to work after the end of his/her normal work day prior to the holiday.

     9.7. An employee will not be required to report prior to the normal work day period after the holiday.

                                   ARTICLE 10.
                                    VACATIONS

     10.1. New employees hired shall not be entitled to vacation time in the calendar year in which they were hired. January first of the year following their date of hire, the employees shall receive a pro-rated vacation as set forth in Section 10.4 below.

     10.2. All employees on the seniority roll each January 1 of this agreement shall be eligible for unpaid vacation in that calendar year, based on Section
10.4 below.

     10.3 January first of the calendar year in which hired shall be the employees anniversary date for the purpose of measuring the employees length of service for vacation time eligibility.

     10.4. Vacation eligibility:

     (a)   Years of Continuous Service          Work Days of
           as of January First                  Unpaid Vacation
           -------------------                  ---------------
           After one (1) year                   Five (5) unpaid days
           After five (5) years                 Ten (10) unpaid days
           After ten (10) years                 Fifteen (15) unpaid days

     (b) For vacation earned as of January 1, 1996, which are to be paid during the calendar year 1996, shall be computed as follows:

           Percentage of pay periods            Percentage of
           paid during the twelve (12)          vacation pay
           months of the prior year             to be paid
           ---------------------------          -----------------
           64%                                  100%
           50% to 63%                           75%
           33% to 49%                           50%
           Under 33%                            0%

     10.5. For vacation earned as of January 1, 1996, which are to be paid during the calendar year 1996, shall be computed as follows: Employees off work due to an industrial accident and drawing Workers' Compensation shall receive credit toward percentage of pay periods for each week off work up to a maximum of ten (10) weeks per each respective year.

     10.6. During the month of January, employees entitled to more than one (1) week of vacation may request in writing to the Plant Superintendent, periods they wish to take vacation. The requests will be posted on a chart by department. Employees may not take vacation time off unless approved in advance by the employees immediate supervisor.

ARTICLE 10 VACATIONS Continued.

     In case of a conflict in scheduling vacation chosen during the January period, the employee with the greater seniority will be given preference. Any vacation period requested after the close of business on the last working day in January, will be allowed on a first come, first served basis, provided the Company is given sufficient notice prior to the beginning of the vacation period.

     Efficient operation of the plant shall be taken into consideration in the granting of ALL vacations.

     This clause shall not forfeit the right of the Employer to close the plant for vacation periods of up to five (5) working days per calendar year. If the Company chooses to close the plant for a vacation period, they will post by March 1, of that year of their intent to do so.

     Vacations to be taken each year allotted and not to be accumulated from year to year.

     10.7. For vacation earned as of January 1, 1996, which are to be paid during the calendar year 1996, employees who resign or are discharged for cause shall forfeit any right to vacation pay, but any employee who shall resign after giving his/her immediate assistant foreperson written notice of at least two (2) weeks, ten (10) working days, prior to the effective date of his/her resignation or shall be laid off for lack of work, shall be entitled to receive vacation pay Pro Rata to the portion of his/her respective current year in which he/she worked.

     10.8. For vacation earned as of January 1, 1996, which are to be paid during the calendar year 1996, employees eligible for additional vacation time over the plant closing time will receive payment for these additional days, subject to seniority and also taking into consideration the efficient operation of the plant as follows:

     1. If five (5) days are taken during one (1) weekly pay period, payment for the entire five (5) days to be made the following pay period or if an employee should desire his/her vacation pay (for the complete additional five (5) days) to be paid on the pay period prior to going on vacation, he/she must put this in writing to his/her assistant foreperson no less than two (2) weeks before going on vacation.

     2. If five (5) days are split into one (1), two (2), three (3) or four (4) day periods, payment for these days taken will be paid in the regular pay week in which the day or days are taken.

ARTICLE 10 VACATIONS Continued

     3. All unused vacation days not taken up to the last pay period of November in each current year, the entire vacation pay will be included in the last pay period of November in each contract year.

     4. Up to five (5) employees per month may elect to take pay in lieu of vacation of their second (2nd) week of vacation or third (3rd) week of vacation, if eligible. If more than five (5) employees request pay in lieu of time off from work in any month, the requests of the five (5) senior employees shall be honored.

     10.9. It is recognized the employer may within the superintendent's discretion, grant a vacation day to any employee who is absent for good and sufficient reason beyond the employee's control.

     10.10. An employee will not be required to work after the end of his/her normal work day prior to the vacation day.

     10.11. An employee will not be required to report prior to the normal work day period after the vacation day.

                                   ARTICLE 11.
                          HOSPITALIZATION AND INSURANCE

     11.1. The Company agrees to continue the present non-contributing Life, Sickness and Accident Insurance Plan in effect throughout the term of this contract for each permanent employee who has passed the probation period. The Company agrees to provide benefits of $120.00 per week. The life insurance will be in the amount of $10,000.00 for the life of the agreement.

     11.2. A. From February 29, 1996 through March 31, 1996, the current Blue Cross/Blue Shield Plan as in effect on February 28, 1996, shall remain in effect and paid by the Company and the employees as under the prior labor agreement

     B. Effective April 1, 1996, the Company agrees to provide Blue Cross/Blue Shield SelectBlue Point-of-Service (without Dental) Group Hospitalization "Plan" to be paid for by the Company, for each permanent employee who has passed his/her probationary period. It is also agreed that a copy of the said Plan shall be attached hereto to this agreement (a description of the benefits provided under said Plan) (Exhibit "B") and made a part of this Agreement. The Company reserves the right to change the insurance carrier as long as benefits are not reduced.

     11.3. If an employee ceases to be an active employee of the Company, his/her group insurance benefits shall cease when an employee:

     (a) Quits, is discharged for cause or retires;

     (b) Is laid off for more than 30 calendar days;

     (c) Is absent for more than twelve (12) weeks under the provision of the Family Medical Leave Act;

     (d) Is absent with leave for any other reason.

Employees whose benefits are discontinued, may continue those benefits in accordance with their COBRA rights.

     11.4. In a situation where an employee is disabled beyond the twelve (12) week period stated above and such disability is covered by the Family Medical Leave Act, the employee will continue to have coverage for an additional three
(3) months consecutively following the extension period above, and the dependents of that employee may continue to have coverage for the same period of time, provided they pay the premium which is equal to the difference between the COBRA premium the employee and dependents are currently enrolled in and the Individual COBRA premium.

                                   ARTICLE 12.
                                     PENSION

     12.1. The Company agrees to institute a pension program. All full time permanent employees, who have not attained the age of 65 will be eligible for the Plan on January 1, 1970 (the effective date of this Plan). Subsequent to January 1, 1970 (the effective date of this Plan) any employee who shall complete one (1) continuous year of service with the Company shall become eligible to participate in this Plan on the next successive anniversary date of January 1.

     (a) The Company will contribute the amounts necessary to provide the benefits developed under the Plan.

     (b) Normal retirement date will occur the first day of the month coinciding with or next following the employee's 65th birthday or after one (1) year of plan participation for those entering the Plan after age 64.

     (c) The benefit shall be a monthly annuity payable for the lifetime of the employee equal to $3.00 for each year of continuous service. Past service liability up to and including 1976.

     (d) The Pension Plan shall provide employee contribution at the option of the employee to increase his/her Pension benefits.

     (e) Pension increase: Refer to Exhibit C attached to present agreement.

     It is agreed the intent of this article is to provide benefits to eligible permanent employees who have been consistently employed.

     12.2. It is understood and agreed that Greensteel, Inc. is bound by the obligations of the Greensteel Bargaining Employees Pension Plan ("Pension Plan").

     12.3. The Greensteel Bargaining Employees Pension Plan ("Pension Plan") will be terminated effective February 28, 1996, after which date no benefits will accrue under the Pension Plan. Benefits will be provided for in the form of a lump sum distribution of each Pension Plan participant's accrued benefit. Said lump sum to be calculated in accordance with the Pension Plan documents and applicable federal rules and regulations, including Section 417 of the Internal Revenue Code. The distribution of vested benefits under the Pension Plan will be made as soon as practicable following the approval of the termination of the Pension Plan by the Pension Benefit Guaranty Corporation and the Internal Revenue Service and will be subject to spousal consent and other applicable legal requirements. The Company promptly shall undertake to obtain said approvals. Should there be any overfunding in the plan, such amount shall be distributed to plan participants who are in the bargaining unit.

                                   ARTICLE 13.
                                   DEATH LEAVE

     13.1. In the event of a death in the employee's family, the employee shall be paid for time lost from work in the following manner:

     (A) Five (5) days on the death of an employee's spouse.

     (B) Three (3) days on the death of an employee's mother, father, brother, sister, mother-in-law, father-in-law or legal children.

     (C) Employees shall be paid for this time off on the basis of their hourly rate.

     (D) Death leave in (B) of this section shall include the day of the funeral. Days after the funeral are not considered as part of the death leave benefits.

     (E) Employees who because of a death in the employee's immediate family needs additional time for travel, assist surviving members of the family, or other related reasons may take a leave without pay for up to one (1) additional week following the date of the funeral, providing the employee first notifies the Plant Superintendent.

                                   ARTICLE 14.
                                    JURY DUTY

     14.1. An employee who is called for jury service shall be excused from work for the days on which he/she serves. The employee shall receive for each day of jury duty on which he/she otherwise would have worked the difference between eight (8) times his/her average straight time hourly earnings in the pay period preceding the pay period of jury duty including applicable shift differential and the payment he/she received for jury service. The employee will present proof of service and the amount of pay received therefore.

                                   ARTICLE 15.
                              ARMED SERVICE CLAUSE

     15.1. The Company will abide by the reinstatement and employee benefit provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994 or any amendments thereto.

     15.2. Any employee who is scheduled to enter the Armed Services shall receive all vacation pay or any other benefits that he/she is entitled to before leaving.

                                   ARTICLE 16.
                                LEAVE OF ABSENCE

     16.1. The Company agrees to abide by the provisions of the Family and Medical Leave Act of 1993 (FMLA), and any amendments thereto. If a request for a leave of absence does not fall under the FMLA, the Company agrees to discuss the request with the Grievance Committee. No employee shall lose any seniority during a leave of absence. However, such employee shall not receive or accumulate any benefits during such period of leave of absence except as provided for under the Uniformed Services Employment and Reemployment Rights Act of 1994 or the Family and Medical Leave Act of 1993.

     16.2. All eligible vacation time must be used prior to a leave of absence.

                                   ARTICLE 17.
                               HOURS OF EMPLOYMENT

     17.1. Eight (8) hours per day shall constitute the normal work day excluding a one-half hour unpaid lunch period, and forty (40) hours per week shall constitute the normal work week, which week shall be Monday through Friday inclusive.

     17.2. All hours worked over eight (8) hours per day shall be paid for at the rate of time and one-half (1 1/2) the regular rate of pay.

     17.3. All hours worked on Saturday shall be paid at the rate of time and one-half the regular rate of pay, providing the employee works the scheduled hours during the week. The employee who is absent due to illness with a doctor's written certification of the illness or an employee who was absent because he/she was excused only by the Company in advance, shall nonetheless receive one and one-half (1 1/2) times the regular rate of pay for all hours worked on Saturday.

     17.4. Any time worked in addition to forty (40) hours at regular time shall be considered overtime and shall be paid for at the rate of time and one-half (1 1/2) time. Vacation days shall not be counted as hours worked to determine overtime pay.

     17.5. All hours worked on Sunday shall be paid at the rate of double the regular rate of pay, excluding truck drivers and repair workers, and with the understanding that Section 17.6 and Section 17.7 shall not prevail for this Section.

     17.6. When employees are regularly employed and report for work, or when employees are hired and are not placed at work, they shall receive a minimum of four (4) hours pay at straight time. The above shall not apply to conditions over which the Employer has no control.

     17.7. When an employee is called back to work before or after, but not continuous with his/her regular shift, he/she will be paid a minimum of four (4) hours at the appropriate rate.

     17.8. Should the Company be forced to work less than five (5) days per week because of governmental action, utility company regulations or for other causes beyond the Company's control, the overtime rate shall not be paid for the first forty (40) hours worked in that week. The company will notify the Local Union and the Carpenters' District Council of change.

                                   ARTICLE 18.
                                     SHIFTS

     18.1. Eight (8) hour shift. First shift: 7:00 A.M. to 3:30 P.M. with one-half (1/2) hour for lunch; Second Shift: 3:30 P.M. to 12:00 Midnight with one-half (1/2) hour for lunch; Third Shift: 12:00 A.M. to 8:30 A.M. with one-half (1/2) hour for lunch. One (1) ten (10) minute rest period during the first half of the employee's shift; one (1) ten (10) minute rest period during the second half of the employee's shift.

     18.2. Ten (10) hour shift. 6:00 A.M. to 4:30 P.M. with one-half (1/2) hour for lunch; Second Shift: 4:30 P.M. to 3:00 A.M. with one-half (1/2) hour for lunch; Third Shift: 11:00 P.M. to 9:30 A.M. with one-half hour for lunch. Two
(2) ten (10) minute rest periods during the first half of the employee's shift; one (1) ten (10) minute rest period during the second half of the employee's shift.

It will be the option of the third shift to work an eight (8) hour shift when a ten (10) hour shift is scheduled, after a discussion with the Company.

     18.3. Twelve (12) hour shifts: First shift: 6:00 A.M. to 6:00 P.M. Employees shall receive a total of twelve (12) hours of pay. Employees shall receive during the first half of their shift, two (2) ten minute rest periods and one (l) ten (10) minute rest period during the second half of their shift. Employees shall receive during mid-hours, a twenty (20) minute paid lunch period.

Second Shift: 6:00 P.M. to 6:00 A.M. Employees shall receive a total of twelve
(12) hours of pay. Employees shall receive during the first half of their shift two (2) ten minute rest periods and one (1) ten minute rest period during the second half of their shift. Employees shall receive during mid-hours a twenty
(20) minute lunch period.

     18.4. Any shift of work beginning after 12:30 P.M. shall be considered night shift. Management reserves the right to change time of any shift starts. Any proposed changes in shifts for three (3) consecutive days will be reported to the grievance committee three (3) days in advance.

     18.5. In the event the Employer should decide to work a second or third shift in any department with present employees, the Employer will use volunteers from the department to transfer to either shift. Lacking sufficient volunteers, the least senior employee in the department will be assigned first to the established shift, and then the most senior employee in the department and so forth, until a full rotation of employees in the department is completed. The remaining weeks of the shifts will be on a rotation of the remaining employees in the department. Shift assignment will be in one week increments. Assistant Forepersons shall not be required to rotate. This clause shall not forfeit the right of an employee to work more than one (1) week on the swing shift if the said employee requests.

ARTICLE 18 SHIFTS Continued.

     18.6. Employees transferred from one department to another department after completion of a two (2) day period, the transferred employee will be assigned into the shift rotation of that department by his plant seniority, when the employee is transferred back to his original department, the employee will be assigned the regular seniority rotation of the shift of the department.

     18.7. In the event that the second or third shift is eliminated prior to the full rotation of a department and is re-establishing within a four (4) week period, the rotation of employees will continue in seniority order. If the shift is re-established after the four (4) week period, the rotation procedure will continue as outlined in 18.5.

     18.8. A premium of eighteen ($.18) cents per hour shall be paid for second shift work, and a premium of twenty-one ($.21) cents per hour shall be paid for third shift work.

     18.9. For the purpose of training, new employees may be assigned to the day shift for a reasonable amount of time to learn the assignment. If the employee was scheduled to work second shift during his training, but due to the training was not assigned to second shift, that employee will be required to work second shift to make up the second shift missed while in training.

Probationary employees may be required, for the purpose of evaluation, to work day shift during the probationary period.

     18.10. Employees may switch shifts upon approval from their supervisors.

                                   ARTICLE 19.
                                    OVERTIME

     19.1. The Employer shall notify the steward of intentions to work overtime eight (8) working hours in advance (when possible).

     19.2. All overtime shall be equitably distributed as far as practicable. Overtime work shall be offered first to the employee doing the particular job on regular hours. If the employee doing the particular job on regular hours is not available for overtime work, the next employee with the most seniority working in the same department will be given the opportunity for the overtime work provided they have the skill and ability to perform the available work as determined by the Company. Includes truck drivers.

     19.3. If, for any reason, employees are needed to work overtime in a department other than their own, these employees shall be so selected on a seniority basis from those individuals who signed the overtime roster sheet provided they have the skill and ability to perform the available work as determined by the Company. The Company will post the Monday through Friday weekly overtime roster sheet during the prior week. The Saturday overtime roster sheet shall be posted on Monday, the start of the work week, for all Saturday work. All employees will sign the sheet by quitting time Wednesday. The Company will post by Friday, 12:00 Noon, the names of the employees scheduled to work.

     19.4. If an employee is inadvertently overlooked for overtime work, for which he/she is eligible, he/she shall receive wages at his/her rate of pay for all lost overtime hours in his/her department or overtime roster sheet for which he/she is qualified.

     19.5. An employee shall be required to work a five (5) day work week - ten
(10) hours per day - Monday through Friday for a fourteen (14) week total time period within a one (1) calendar year as determined by the Company and may not be consecutive days or weeks. Employees may be excused by his/her supervisor. Any overtime outside this period will be on a voluntary basis as in Section 3. This is not to be construed as a guarantee of any overtime.

     19.6. The payment of overtime shall not be pyramided by the paying of overtime on overtime rates. In any work week where there is daily and weekly overtime, only the higher of the two shall be paid.

                                   ARTICLE 20.
                                   REPAIR WORK

     20.1. In the event that an employee is requested to perform repair work away from the plant on products that were fabricated at the plant, the Employer hereby agrees that the employee will be paid at one ($1.00) dollar per hour above his/her plant rate for hours actually worked at the jobsite plus travel expense one way to the job site for a maximum of four (4) hours.

     20.2. Employees on repair work will be compensated for any lost scheduled plant work hours due to the repair work with combination of paid repair hours and paid plant hours. The employee will be paid $.20 per mile for use of his/her personal vehicle, if required. Should the employee be required to spend the night at the job location, he/she shall be reimbursed for reasonable out-of-town living expenses as approved by the Employer prior to departing.

     20.3. In the event an employee is requested to perform work away from the plant (other than repair work as stated above), the Employer hereby agrees the employee will be paid all prevailing rates of pay as in the current Carpenters' collective bargaining agreement for that particular area.

                                   ARTICLE 21.
                                   PAY PERIOD

     21.1. The weekly pay period shall terminate at the end of the shift Saturday. All members shall be paid at the end of the shift on the following Friday. Notwithstanding, the Company will endeavor to pay on Thursday.

     21.2. Those who are discharged shall be paid immediately or else be compensated for waiting time; however, those who quit of their own volition shall wait until the next regular pay day for their pay.

                                   ARTICLE 22.
                                SAFETY AND HEALTH

     22.1. The Company agrees to make reasonable provisions for safety and health of their employees at the plant during the hours of their employment.

     22.2. A Safety and Health Committee shall be comprised of one (1) Union employee and one (1) Safety Director from the Employer, and shall jointly make one (1) inspection of the plant during the last week of each month. There shall be a reasonable time allowed to inspect the plant and if any violation exists, the problem shall be corrected as soon as possible.

     22.3. In the event employees sustain an injury performing their working duties during the course of the work day and are advised by management or the doctor to go home, they shall be compensated for the time lost for the remainder of said eight (8) hour day at their regular hourly wage rate. If an employee is advised by the attending physician to return for additional treatment for their work sustained injury, the company will, whenever possible, permit the employee to change to another scheduled shift that day or to return that day to work a total of his/her scheduled hours to avoid any lost time.

     22.4. In the event of an accident, there shall be an immediate inspection of the scene of the accident by the Safety Committee. One member of the Union and one member of the Company on the Safety Committee shall inspect the scene of the accident. The Safety Committee shall receive a copy of all accident reports.

     22.5. Safety devices and other equipment necessary to properly protect employees from injury shall be provided by the Company. Goggles, face masks and respirators shall be provided by the Company without assessment to the employees, except the Company may assess a charge to cover loss or willful destruction by the employees.

     22.6. Employees shall be notified before quitting time of the previous day if they are required to work outside so they can be properly dressed or the Company shall provide proper clothing.

                                   ARTICLE 23.
                             SENIORITY AND TRANSFERS

     23.1. Seniority shall be adhered to relative to layoffs, recall and/or furloughs in all cases except employees who are essential to the efficient operation of the business because of special training or ability.

     The Company will furnish to the Grievance Committee an outline of the special training or ability of each employee they propose to keep out of seniority, two (2) days before the lay-off or recall. The Grievance Committee and the Company will meet and discuss those employees to be retained. In the event of failing to agree, the grievance procedure may be used to determine the issue of qualification.

     23.2. Employees shall not lose seniority due to layoffs. No new employees will be hired while there are regular full-time employees on layoff or working less than a regular work week. In increasing the work forces, employees shall be notified in person or by telegram or certified letter, at their last known address, and shall be given seven (7) calendar days in which to return to work. Upon written request by any such employee during such seven (7) calendar day period, an additional seven (7) days will be granted for return to work. If these conditions are not met, all seniority rights and all other rights under this Agreement shall be lost.

     23.3. The Employer agrees to schedule lay-offs during slow periods so all remaining employees work the maximum number of hours per week. Seniority will be followed when calling back employees on layoff, except in cases where special skills are needed; in those cases, the employee with the needed skill may be called back first. Prior to this, the Company will meet with the Grievance Committee.

     23.4. In the event of a transfer to a higher rated job intended to be permanent, and where physical fitness, knowledge, training, ability and efficiency are equal between the employees, seniority shall prevail. The Company agrees to discuss a transfer to a higher rated job intended to be permanent with the Grievance Committee at least forty-eight (48) hours prior to filling the job opening.

     23.5. It is agreed that the Company shall assign employees a basic job to be established as their primary job with the understanding that all employees shall accept temporary jobs other than their basic jobs including assignment to second and third shift for the purpose of maintaining efficiency in the operation of the plant and the company agrees they shall not discriminate against any employee in the assigning of these temporary jobs. The Company agrees to select employees with the least seniority, whenever possible, for termporary jobs outside of their basic job assignment. When an employee is temporarily assigned, the employee will remain eligible for this primary job. If a controversy should arise, the said employee shall have recourse to the Grievance Procedure.

ARTICLE 23 SENIORITY AND TRANSFERS Continued

     After an employee has been assigned a basic job as his/her primary job and he/she feel he/she would like to transfer to another basic job, the employee shall request a transfer in writing to his/her supervisor and in the event a job opening occurs, the Company agrees said jobs are to be awarded according to seniority, ability and overall efficiency of the plant operation. After an employee has made his/her request, a copy of the written request will be given to the Shop Steward, the employee and the Superintendent.

     All requests for transfers will remain active for one (1) month.

     The Company agrees to discuss a transfer to a job opening to another basic job intended to be permanent with the Shop Committee at least forty-eight (48) hours prior to filling the job opening.

     23.6. If an employee temporarily (four (4) hours or more) is assigned the duties of a leadperson or of an assistant foreperson, the said employee shall receive additional compensation during this period of the temporary assigned job. Where physical fitness, knowledge, training, ability and efficiency equal between the employees, seniority shall prevail.

     23.7. Seniority is defined as length of an employee's continuous service with the Company dated from (a) the date of first employment at the plant or (b) subsequent date of employment following a break in continuous service.

     Seniority shall be terminated by:

          (a) Quit

          (b) Discharge

          (c) Lay-off of more than one (1) year.

          (d) Failure to report to work after layoff after proper notification as stated in Section 2 of Article 23.

          (e) Exceeding leave of absence or engaging in gainful occupation during leave of absence, except when such leave is expressly granted for such purpose shall be considered as voluntary quitting.

          (f) Physical disability over two (2) years; however, a compensable disability incurred during course of employment, employee shall not lose seniority provided such employee returns to work within thirty (30) days after final payment of statutory compensation for such disability.

          (g) Death of an employee.

ARTICLE 23 SENIORITY AND TRANSFERS Continued

     23.8. On the first of each month, the Company shall submit the names and addresses of all new employees to the Local Union.

     23.9. On the first day of the month, after an addition or subtraction to the seniority list occurred in the previous month, the Company will submit a revised seniority list of employees in the bargaining unit to the local union.

     23.10. Should an employee leave the bargaining unit to accept a job with management, said employee shall retain all rights negotiated for under the current working Agreement for a period of ninety (90) working days. The employee may return to his/her former bargaining unit job prior to the end of the ninety
(90) day period at his/her former rate of pay. However, after the ninety (90) day period, no such employee shall be able to replace or take the job of any full time bargaining unit employee; and the employee's seniority shall be frozen from the time he/she has left the bargaining unit until the time he/she returns.

     Any employee who should fill an opening caused by an employee leaving the bargaining unit to take a job with management shall do so with the understanding that he/she may be replaced under the provisions of this section.

     It is understood that for an employee to remain eligible under the terms and conditions of this section, he/she must remain a member in good standing of the Local Union.

                                   ARTICLE 24.

                      GRIEVANCE AND ARBITRATION PROCEDURES

     24.1. There shall be a Shop Steward elected by the members of the Local Union, whose duty shall be to refer any grievance which may arise over the carrying out of this Contract to the undersigned representative of the Union, who shall take the same up with the Employer for adjustment.

     24.2. There shall be a Grievance Committee consisting of the Business Representative of the District Council, the Steward and two (2) other employees, to be elected by the members of the Local Union, whose duties will be to meet with the Employer to settle any dispute which may arise in the carrying out of this Contract.

     24.3. A Grievance is any controversy between the Employer and the employees covered by this Contract with respect to the application, interpretation and/or compliance with any term or provisions of this Contract.

     24.4. Grievances shall be processed in the following steps:

          STEP 1: The Grievant shall reduce the grievance to writing on an appropriate standard form within five (5) working days of the occurrence giving rise to the grievance and discuss the grievance with the Shop Steward and the Assistant Foreperson. The Assistant Foreperson shall submit a written decision of the grievance to the Shop Steward within five (5) working days after the grievance is received.

          STEP 2: If the Grievance is not settled at Step 1, within five (5) days after the Assistant Foreperson's decision, the Shop Steward shall submit the grievance to a Representative of management. Management shall submit a written decision of the grievance to the Shop Steward within seven
     (7) working days after the grievance is received.

          STEP 3: If the grievance is not settled at Step 2, within five (5) days after the Management decision, the grievance shall be submitted to a Representative of Management and a Representative of the Union. A written decision shall be submitted within seven (7) working days after the grievance is received. If either party is dissatisfied with the decision at Step 3, the grievance may then be submitted to Arbitration as hereinafter provided.

     24.5. Any grievance which is not processed to the next step as provided herein shall be considered as being settled on the basis of the last written decision of the Employer.

ARTICLE 24 GRIEVANCE AND ARBITRATION Continued

     24.6. Arbitration:

     A. Any grievance submitted to arbitration shall be decided by an Arbitrator who shall be selected from a list of five (5) names submitted by the Federal Mediation and Conciliation Service. The Company and the Union shall each strike two (2) names from the list and the remaining name shall be the Arbitrator.

     B. The Arbitrator shall have jurisdiction and authority only to interpret, apply or determine compliance with the provisions of this Contract insofar as shall be necessary to the determination of grievance appealed to arbitration. The Arbitrator shall not have jurisdiction or authority to add to, subtract from or alter in any way the provisions of this Contract.

     C. The Arbitrator shall afford to the Company and the Union a reasonable opportunity to present evidence and to be heard in support of their respective positions.

     D. The written decision of the Arbitrator on any appeal properly before him/her in accordance with the provisions of this Contract shall be final and binding upon the Company, the Union, and all employees. All expenses of the Arbitrator shall be shared equally by the Company and the Union.

     E. It is understood that the Company and the Union are authorized to settle grievances at any time during the grievance procedure and at any time prior to the final decision of a grievance by an Arbitrator as herein set forth; provided, however, that any such settlement shall be accepted by both parties as a settlement of the particular grievance only, and shall not constitute a precedent of any other grievance that may be filed.

     24.7. In the event the Company determines that any employee shall be suspended or discharged, depending upon the circumstances of each case, the Company shall have the right to suspend or discharge for just cause. The Union, through any of its Representatives, shall be so notified in writing within forty-eight (48) hours of the action taken by the Company. Any grievance which may result from this action, must be presented to the Company in writing within five (5) working days from the date notice of the suspension or discharge was given to the Union or the Company's decision shall be final. If a written grievance is filed, it shall be processed promptly through the grievance procedure.

     24.8. No grievance matter under this Contract shall be processed during working hours and the Union agrees that no working time shall be lost by any employee on any grievance matter except in case of an emergency.

                                   ARTICLE 25.
                                  TRUCK DRIVERS

     25.1. All expenses are to be paid to the truck drivers no later than two
(2) working days following the drivers turning in an approved expense report.

     25.2. The Company agrees to make provisions to have a helper available to assist the truck driver in unloading items not feasibly possible for the driver to unload by himself.

     25.3. The Company agrees when the plant is scheduled to work at least a forty (40) hour week, that the drivers shall have the opportunity to work in the plant in order to make up a forty (40) hour week.

     25.4. Any employee scheduled to pick up or deliver material away from the plant with a truck of no less than a 14,000 lb. gross weight limit, shall receive the truck driver's rate of pay. Any truck driver scheduled to work inside the plant shall receive no less than Group IV wages.

                                   ARTICLE 26.
                              UNION REPRESENTATIVE

     26.1 The Representative of Local Union 2240 shall be permitted to enter the Employer's facility and Employee's work area accompanied by the Superintendent.

     The Union Representative shall notify the Superintendent prior to each visit to arrange the visit to insure the availability of the Superintendent. It is understood that production shall not be interrupted during the visit.

                                   ARTICLE 27.

                                   WORK RULES

     27.1. WORK RULES: The right of the Company to make such reasonable rules and regulations, not in conflict with this Agreement, as it may from time to time deem best for the purposes of maintaining order, safety and/or effective operation of the Company's plant, and after advance notice thereof to the Union and the employees, to require compliance therewith by the employees, is recognized.

     There is attached to this Agreement, as Exhibit D thereto, STANDARD COMPANY RULES, violations of which will subject to the employee or employees to discipline or discharge. Verbal and written warnings shall remain effective for six (6) months subsequent to the date of issuance.

     27.2. The Employer shall notify the Union two (2) weeks in advance of the institution of new rules or of changes in the existing rules so that the parties can meet to discuss the rules. The Union shall have the right to question the reasonableness of the Company's rules or regulations through the grievance procedure.

                                   ARTICLE 28.
                               UNION LABEL CLAUSE

     28.1. It is hereby understood and agreed by the Employer and the Union that an application shall be made for the Union label to the First General Vice President of the United Brotherhood of Carpenters and Joiners of America to be placed upon the Employer's product. It is understood and agreed that the label shall remain the property of the United Brotherhood of Carpenters and Joiners of America, and shall be at all times in the possession of a member of the United Brotherhood of Carpenters and Joiners of America; and that said Union Label shall at no time be used in any manner that will be detrimental to the interest and welfare of the members of the United Brotherhood. Use of said Label may be withdrawn from the mill, shop, factory or manufacturing establishment of the Employer at any time at the discretion of the International Union.

                                   ARTICLE 29.
                                    STEWARDS

     29.1. The Union shall advise the Plant Superintendent, in writing, the name of the Carpenters' Representative, Local Union Officials, Stewards, Assistant Stewards, and Grievance Committee and shall notify the Plant Superintendent of any changes in the above.

     29.2. The Employer agrees to notify the Steward and employees involved eight (8) working hours in advance of any lay-offs due to lack of work and if said employees are not notified, they shall be paid for such hours lost.

     29.3. Employees shall have the right to request that a Steward be present at any time a formal warning or disciplinary action is given or when the Company wishes to meet with an employee to investigate an incident that is likely to result in disciplinary action.

                                   ARTICLE 30.
                               TERMINATION CLAUSE

     30.1. This Contract shall be binding on both parties from February 29, 1996 to and including February 28, 1999, unless otherwise provided herein. Should either party to this Contract desire to terminate the same on said date, notice in writing shall be given prior to December 31, 1998 otherwise this Contract shall automatically remain in force for an additional year and continue thereafter from year to year until written notice is given by either party prior to December 31st of any year.

     30.2. Should any clause or part of this Contract be found contrary to present or future laws, it shall not invalidate the other portions thereof, it being the sole intent and purpose to promote peace and harmony along legal lines.

                                   ARTICLE 31.
                             PROFIT SHARING PROGRAM

     31.1. Effective May 1, 1996, the Company will institute a profit sharing program for all eligible permanent employees.

The profit sharing program will be based on the Dixonville Plants' budgeted Gross Profit. The Company shall have the sole and exclusive right to establish the budget, which shall not be subject to the grievance arbitration procedure of this Agreement.

A.  QUARTERLY PAYMENTS

The first quarter consists of May 1 thru July 31 of each year.
The second quarter consists of August 1 thru October 31 of each year. The third quarter consists of November 1 thru January 31 of each year. The fourth quarter consists of February 1 thru April 30 of each year.

The company will post each month the Dixonville plants' actual performance for the previous month compared to the monthly budget.

At the end of each quarter, the actual cumulative results for the fiscal year to date, will be compared to the cumulative budgeted numbers for the fiscal year to date. If the cumulative gross profit meets or exceeds the cumulative budgeted gross profit to date, a quarterly bonus will be paid. If the cumulative gross profit does not equal or exceed the cumulative budgeted gross profit, no bonus will be paid in that quarter.

Quarterly payments will be made after the quarterly results are posted.

Payments for the quarterly results shall be calculated by multiplying the employees W-2 earnings since the last quarter of the same fiscal year in which a quarterly payment was made by the percentage increase in the annual cost of living for the calendar year immediately preceding the commencement of the fiscal year. The percentage increase in the annual cost of living for the preceding year shall be based on the percentage change in the Consumer Price Index* from December of one year to December of the following year.

     *Consumer Price Index means the United States Department of Labor Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W), U.S. [greater than] all cities (1982-84=100).

     EXAMPLE: The Consumer Price Index for Urban Wage Earners and Clerical Workers for December 1994 was 147.2 and for December 1995 was 150.9, an increase of 2.5%. If in the first quarter, the plant meets or exceeds the budget, all eligible employees will receive a 2.5% bonus (i.e., 2.5% of employees W-2 earnings for the period of May 1, 1996 through July 31, 1996).

ARTICLE 31 PROFIT SHARING PROGRAM Continued.

B.  ANNUAL PAYMENTS

If the actual gross profit for the fiscal year exceeds the budget for the fiscal year, the Company will split the amount of the excess in the yearly budget fifty/fifty (50/50) with the employees. That amount(that is the 50% of the excess) will be paid to employees based on the following formula: The amount to be distributed to the employees shall be divided by the W-2 earnings for all eligible bargaining unit employees for the fiscal year involved and multiplied by the employees actual W-2 earnings. Example: The Gross Profit Budget for fiscal year 19XX is two million ($2,000,000) dollars. The actual Gross Profit is three million ($3,000,000) dollars. One-half of the excess, i.e., $500,000 will be distributed to the employees. Assuming the total W-2 earnings for all employees for the fiscal year is $2,475,000, the amount paid to each employee would be 20.2% ($500,000 divided by $2,475,000) of the employees W-2 earnings. If an employees W-2 earnings are $18,304, the employees bonus would be $3,697.40. For purposes of computing employees W-2 earnings, the 52 week period ending on the pay period ending on or immediately before April 30 will be used.

                                   ARTICLE 32
                             BUSINESS REVIEW COUNCIL

     32.1. A Business Review Council consisting of three (3) members selected by the Company and two (2) members selected by the bargaining unit will meet monthly to enable the bargaining unit to have a voice in the continued growth of the company.

     32.2. The Council will review the following:

           1.  Monthly business issues
           2.  New product ideas
           3.  Cost reduction programs
           4.  Quality improvement programs
           5.  System improvement ideas

     32.3. Employee members of the committee shall be paid at their appropriate rate for all hours while meeting.

GREENSTEEL, INC.                           CARPENTERS' DISTRICT COUNCIL
29 Laing Avenue                              OF WESTERN PENNSYLVANIA
Dixonville, PA  15734                      495 Mansfield Avenue
(412) 254-4321                             Pittsburgh, PA  15205
                                           (412) 922-6200

/s/ Joseph Menniti                         /s/ John A. Brooks
- -------------------------------------      -------------------------------------
Joseph Menniti, COO, PolyVision Corp.      John A. Brooks
President                                  Executive Business Manager

/s/ N. Roy Anderson                        /s/ Ray W. Vogel, Jr.
- -------------------------------------      -------------------------------------
N. Roy Anderson                            Ray W. Vogel, Jr.
President                                  Assistant Secretary

/s/ Thomas E. Julock                       /s/ Earl J. Reith
- -------------------------------------      -------------------------------------
Thomas E. Julock                           Earl J. Reith
Plant Manager                              Special Representative

/s/ John Gaydosh                           /s/ George R. Deabenderfer
- -------------------------------------      -------------------------------------
John Gaydosh                               George R. Deabenderfer
Superintendent                             President

/s/ Rudy Yandrick                          /s/ Edward J. Smego
- -------------------------------------      -------------------------------------
Rudy Yandrick                              Edward J. Smego
Industrial Engineer                        Recording Secretary

/s/ Michael Keith                          /s/ Robert Benko
- -------------------------------------      -------------------------------------
R. Michael Keith                           Robert Benko
Casework Supervisor                        Steward

/s/ Mona C. Irwin                          /s/ Rodney Goodlin
- -------------------------------------      -------------------------------------
Mona C. Irwin                              Rodney Goodlin
Employee Relations Manager                 Financial Secretary

                                           /s/ Vaughn Goodlin
                                           -------------------------------------
                                           Vaughn Goodlin

                                           /s/ David Yachisko
                                           -------------------------------------
                                           David Yachisko

                                           /s/ Leonard McCracken
                                           -------------------------------------
                                           Leonard McCracken
                                           Assistant Steward

                                   EXHIBIT "A"
                          CHECK-OFF AUTHORIZATION FORM

                        United Brotherhood of Carpenters
                             and Joiners of America

     I, ________________________, now employed by _________________ do hereby authorize and direct my Employer or his successors or any other Employer for whom I work under a collective agreement between the Employer and the Union to deduct from my wages and pay promptly to the Local Union of the United Brotherhood of Carpenters and Joiners of America, the membership dues, initiation fees and assessments which I am obligated to pay to the Union, and I hereby assign the same to the Union pursuant to the provisions of the current or future collective bargaining agreements.

     The authorization shall remain in effect until revoked by me and shall be irrevocable for a period of one (1) year from the date hereof, or until the termination date of any applicable collective bargaining agreement, whichever occurs sooner; and unless I revoke this authorization by sending written notices to my Employer and the Union not more than twenty (20) days and not less than ten (10) days prior to the expiration of each period of one (1) year or of each applicable collective bargaining agreement between by Employer and the Union, whichever occurs sooner, this authorization shall automatically be renewed from year to year.

                                        Date: __________________________________

                                        Social Security No.: ___________________

                                        Name (Print) ___________________________

                                        Signature ______________________________

                                        Address ________________________________

                                        ________________________________________



                     This card shall be signed in duplicate.

                                   EXHIBIT B.
                                MEDICAL BENEFITS

February 29, 1996 through March 31, 1996

Employee Cost:
- --------------

High Option Plan               $75.00 per month
Standard Plan                  $ 9.20 per month

April 1, 1996 through February 28, 1999, Blue Cross/Blue Shield, SelectBlue Point-of-Service (without dental).

No cost to eligible employees and their eligible dependents.

                                   EXHIBIT C.

1977:  Pension Benefit for the year of 1977 shall be $4.00

1978:  Pension Benefit for the year of 1978 shall be $4.50

1979:  Pension Benefit for the year of 1979 shall be $5.00

1980:  Pension Benefit for the year of 1980 shall be $6.00

1981:  Pension Benefit for the year of 1981 shall be $6.50

1982:  Pension Benefit for the year of 1982 shall be $7.00

1983:  Pension Benefit for the year of 1983 shall be $7.75

1984:  Pension Benefit for the year of 1984 shall be $8.50

1985:  Pension Benefit for the year of 1985 shall be $9.25

1986:  Pension Benefit for the year of 1986 shall be $10.00

1987:  Pension Benefit for the year of 1987 shall be $10.00

1988:  Pension Benefit for the year of 1988 shall be $11.00

1989:  Pension Benefit for the year of 1989 shall be $12.00

1990:  Pension Benefit for the year of 1990 shall be $13.50

1991:  Pension Benefit for the year of 1991 shall be $14.00

1992:  Pension Benefit for the year of 1992 shall be $16.00

1993:  Pension Benefit for the year of 1993 shall be $16.50

1994:  Pension Benefit for the year of 1994 shall be $17.00

1995:  Pension Benefit for the year of 1995 shall be $17.00


The above increases shall not be used to compute past services. The $3.00 figure in Article 12 Section 1.C will be used to compute service prior to 1977.

                                   EXHIBIT D.
                   GREENSTEEL'S WORK RULES AS OF APRIL 3, 1989

GROUP I:

     Committing any of the following violations will be sufficient reason for disciplinary action in the form of:

               (1)  Written reprimand for any first violation.
               (2)  Written reprimand for any second violation.
               (3)  Suspension of one (1) day for any third violation.
               (4)  Discharge for any fourth violation.

1. Failure to ring time card when entering and leaving plant, except when on company business.

2. Remaining on or re-entering the plant after working hours without permission from the superintendent.

3. Posting or removing notices (or writing in any form) on bulletin boards or company property without permission from the Company, except official Union notices.

4. Tardiness (over one (1) per month).

5. Gambling on company property.

6. Engaging in horseplay or playing practical jokes while on company property.

7. Wasting time, inefficiency, loafing or loitering on company property.

8. Violation of, or disregard for, safety rules and common safety practices.

9. Making false, vicious, or malicious statements concerning any employee, the company, or its products, whether this occurs on or off company property.

10. Doing personal work or business on company time.

11. Interfering or hindering in any way with other employees on the job.

12. Violating health and sanitation rules.

13. Disregard of common good housekeeping practices.

14. Repeated negligence or inferior work resulting in excessive scrap, breakage of tools, or wasting of materials or supplies.

15. Leaving your assigned work area.

GROUP I WORK RULES Continued

16. On continuous operation, leaving the job before being properly relieved or released from the job.

17. Campaigning, soliciting, selling tickets or any other articles, or engaging in any similar activity on company premises without the approval of management.

18. Failure to observe the proper starting and quitting time. Rules concerning working time are as follows:

     a. Employees will not start work prior to their scheduled starting time without specific instructions from their assistant foreperson or the superintendent.

     b. All employees will proceed to their jobs to be ready to start to work at the starting time buzzer.

     c. No employees will leave their work station prior to the sounding of the break, lunch or quitting time buzzers.

     d. Employees must be back at their work stations ready to work at the sounding of the starting buzzers, including after each break and lunch.

     e. Employees may wash up, dust off, sweep, or straighten up around their work areas, five (5) minutes before scheduled quitting time as authorized by their assistant foreperson. However, after cleaning up, etc., employees must return to their work stations and wait for the quitting buzzer.

     f. For your protection, no one is permitted to run or rush to the time clock.

GROUP II.

     Committing any of the following violations will be sufficient reason for disciplinary action in the form of:

                 (1) Written warning for any first violation.
                 (2) Suspension of one (1) day for any second violation.
                 (3) Discharge for any third violation.

     1. Threatening another employee on company premises at any time.

     2. Refusing to perform or carry out reasonable instructions from your foreperson or the superintendent.

     3. Sleeping during working hours.

     4. Absence from work for one (1) day without notifying your foreperson or the superintendent at least fifteen (15) minutes after your scheduled starting time.

     5. Absenteeism (over one (1) per month). Not to exceed three (3) per any six (6) month period. Partial days adding up to eight (8) hours is equal to one
(1) day absenteeism.

     6. Knowingly ringing or tampering with the time card of another.

     7. Disorderly conduct including profanity or abusive language.

     8. Leaving company premises during working hours without permission from your foreperson.

     9. Smoking in prohibited areas.

     10. Unacceptable record of chargeable accident and/or driving violations by truck drivers (insurance records are to be used to substantiate).

     11. Driving in a reckless or other unsafe manner on company property.

GROUP III.

     Committing any of the following violations will be sufficient reason for disciplinary action in the form of:

            (1)  Discharge for the first offense.

     1. Being obviously under the influence of alcohol or narcotics, or consuming alcohol or narcotics during working hours, including consuming alcohol or narcotics off the premises and returning to work, possession of narcotics and/or alcohol on company premises, excluding unopened containers of alcohol in private vehicles.

     2. Willfully damaging machinery, property, equipment, or materials.

     3. Stealing. This includes the taking of any company tools, supplies, materials, or scrap from company property without written permission from the management.

     4. Possession of weapons, loaded or unloaded (excluding private vehicles) on company premises at any time.

     5. Deliberately restricting production.

     6. Falsification of any company records, including time cards, production reports, etc.

     7. Illegal, immoral or indecent conduct.

     8. Insubordination.

     9. Fighting or attempting bodily injury to another employee on company property.

     10. Falsifying application for employment regardless of employee's length of service whenever the Company discovers the falsification.

     11. Participating in a wildcat strike.

                           MEMORANDUM OF UNDERSTANDING

     This Memorandum of Understanding entered into this 28th day of February, 1996, by and between the Greensteel, Inc. ("Company") and Carpenter's District Council of Western Pennsylvania ("Union").

     All bargaining unit employees on the seniority roster on February 29, 1996, will receive 2,000 shares of the common stock of PolyVision Corporation. The stock will be distributed to all eligible as soon as possible. Employees may elect to take such stock in joint name.

     The employee shall be responsible for all employee income and payroll taxes that may be due on such transfer and the Company shall be responsible for all employee payroll taxes that may be due on such transfer.

     The Company shall not be obligated to pay overtime pay base on the value of the stock.

     Intending to be legally bound the parties have signed their names on the date and year first above written.

FOR THE COMPANY:                                FOR THE UNION:

- --------------------------------                --------------------------------
February 28, 1996

ATTENTION:  MR. EARL REITH
CARPENTER'S DISTRICT COUNCIL OF WESTERN PA
495 Mansfield Avenue
Pittsburgh, Pennsylvania  15205

ATTENTION:  MR. JACK BROOKS
CARPENTER'S DISTRICT COUNCIL OF WESTERN PA
495 Mansfield Avenue
Pittsburgh, Pennsylvania  15205

ATTENTION:  MR. JOHN PINTO, JR.
WILLIAM S. MOORHEAD FEDERAL BUILDING
ROOM 2015

1000 LIBERTY AVENUE
PITTSBURGH, Pennsylvania  15222
MR. JOSEPH MENNITI

POLYVISION CORPORATION
866 N. Main Street
Wallingford, Connecticut  06492

SUBJECT: 1996 Negotiations

Gentlemen:

     This is to confirm that in the settlement of the contract, the following was understood and agreed to by Joe Menniti, Jack Brooks, Earl Reith and the Federal Mediator, John Pinto.

          1. Effective May 1, 1996, the general wage rate for all bargaining unit employees would be $10.00 per hour.

          2. The contract will be for three (3) years.

          3. Employees may not contribute or participate in any way in the PolyVision 401(k) plan.

March 1, 1996
1996 Negotiations

          4. The present Greensteel Pension Plan, upon termination, shall be distributed to the Plan Participants at the "GATT" rates" if lawful to do so. If not, the Employer will use the PBGC rates.

Sincerely yours,

GREENSTEEL DIV. OF POLYVISION CORPORATION


Thomas E. Julock
Plant Manager



CC:  N.Roy Anderson
Donald O'Connor

TEJ:mci